EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of JLM Industries, Inc. (the "Company") of our report dated April 17, 2001, appearing in Amendment No. 3 to the Company's Annual Report on Form 10-K/A for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP
Tampa, Florida

September 28, 2001